Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2010, relating to the financial statements of Pegasystems Inc., and the effectiveness of Pegasystems Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Pegasystems Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

April 22, 2010